EXHIBIT 99.1

Lightbridge Provides Business Update and Announces First Half Fiscal 2026 Financial Results

RESTON, Va., August 5, 2026 (GLOBE NEWSWIRE) – Lightbridge Corporation (“Lightbridge” or the “Company”) (Nasdaq: LTBR), an advanced nuclear fuel technology company, announced its financial results for the second quarter and first half of fiscal year 2026, and provided an update on the Company’s continued progress.

Seth Grae, Chairman & Chief Executive Officer of Lightbridge, commented, “In the first half of 2026, our fuel development work at Idaho National Laboratory produced its first irradiated material for examination. In May, the first batch of our fuel material samples was removed from the Advanced Test Reactor with members of our engineering team and senior management present. Those samples are now cooling ahead of post-irradiation examination (PIE), which we expect to begin later this year. The PIE will produce our first material property data under high burn-up conditions, while irradiation of the remaining samples continues. We also received notices of allowance from the U.S. Patent and Trademark Office covering our multi-lobed fuel assembly for pressurized heavy water reactors, and from the European Patent Office covering our multi-zone fuel element and its additive manufacturing method across 39 contracting states.”

“In May, we partnered with Studsvik Scandpower to develop an extension of the Studsvik CMS5 Core Management Suite to model the new Lightbridge Fuel™ design, placing our design inside the state-of-the-art software that utilities already rely on worldwide. Then in June, I represented Lightbridge at the White House launch of UPRISE, the Department of Energy initiative targeting approximately 5 GW of end capacity drawn from reactors already operating. As electricity demand accelerates, driven by AI and hyperscale data centers, the fastest and least expensive additional nuclear-generated megawatts will come from increasing the power output of currently operating reactors. Lightbridge Fuel is being designed to deliver the largest power uprates available while enhancing safety and operating at approximately 1,000°C cooler than conventional fuel.”

“Since the quarter end, we signed a memorandum of understanding with Quadrant Nuclear Industries to establish a framework for long-term HALEU supply from its planned Vanguard facility at Idaho National Laboratory. Securing domestic fuel supply is work that has to be done years before the fuel is needed, and we intend to be early rather than late. Lightbridge was also added to the Solactive Global Uranium & Nuclear Components Total Return Index, the benchmark that is tracked by the Global X Uranium ETF, beginning earlier this week. As with the Russell indexes, joining this prestigious index broadens the base of investors with ownership of our stock.”

Financial Highlights

Working capital was approximately $236.4 million at June 30, 2026, compared to $201.7 million at December 31, 2025.

Cash Flows Summary

At June 30, 2026, the Company had cash and cash equivalents of $237.5 million, as compared to $201.9 million at December 31, 2025, an increase of $35.6 million, consisting of the following:

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Cash used in operating activities for the six months ended June 30, 2026, was $8.3 million, an increase of $2.7 million compared to $5.6 million for the six months ended June 30, 2025. The increase was primarily due to increased cash expenditures on R&D and G&A expenses, partially offset by higher interest income, reflecting increased average cash balances resulting from proceeds received through the Company's at-the-market (ATM) equity offering program.

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Cash provided by financing activities for the six months ended June 30, 2026, was $43.9 million, a decrease of $19.6 million compared to $63.5 million for the six months ended June 30, 2025. This decrease was primarily due to a $18.7 million decrease in net proceeds received from the issuance of common stock under our ATM program. The Company sold an aggregate of 3.8 million shares during the six months ended June 30, 2026, compared to an aggregate of 6.2 million shares during the six months ended June 30, 2025.

Second Quarter 2026 Operations Summary

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General and administrative expenses amounted to $3.7 million for the quarter ended June 30, 2026, compared to $2.5 million for the quarter ended June 30, 2025. The $1.2 million increase was primarily due to a $0.9 million increase in employee compensation and stock-based compensation for employees, contractors, and directors, reflecting new hires, increased bonuses, and several new stock-based awards, including performance stock awards. Total stock-based compensation included in G&A expenses was $1.0 million and $0.5 million for the three months ended June 30, 2026, and June 30, 2025, respectively.

•

Lightbridge’s total R&D expenses amounted to $4.0 million for the quarter ended June 30, 2026, compared to $1.6 million for the quarter ended June 30, 2025, an increase of $2.4 million. The increase was primarily due to a $1.4 million increase in employee compensation and stock-based compensation, reflecting an increase in new hires, increased employee bonuses, and several new stock-based awards, including performance stock awards; a $0.4 million increase in R&D project development costs related to cladding, critical heat flux testing, safety analysis, and feasibility studies; and a $0.2 million increase in Idaho National Laboratory (INL) project labor costs, as we entered into additional agreement modifications and new project task statements (PTSs). Total stock-based compensation included in R&D expenses was $0.4 million and $0.2 million for the three months ended June 30, 2026, and 2025, respectively.

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During the second quarter of 2026, the Company recorded a total reversal of $0.7 million of previously recognized stock-based compensation related to performance-based awards after the related performance condition was determined to no longer be probable of achievement. Of this amount, $0.5 million reduced general and administrative expense and $0.2 million reduced R&D expense for both the three months and six months ended June 30, 2026.

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Total other income was $1.9 million for the quarter ended June 30, 2026, compared to $0.6 million for the quarter ended June 30, 2025. Other income consisted of interest income earned from treasury bills and our bank savings account, driven by higher average cash balances.

•	Net loss was $5.8 million for the quarter ended June 30, 2026, compared to $3.5 million for the quarter ended June 30, 2025.

Six Months Ended June 30, 2026 Operations Summary

•

General and administrative expenses amounted to $8.0 million for the six months ended June 30, 2026, compared to $6.0 million for the six months ended June 30, 2025. The $2.0 million increase was primarily due to a $1.5 million increase in employee compensation and stock-based compensation for employees, contractors, and directors, reflecting new hires, increased bonuses, and several new stock-based awards, including performance stock awards, and additional stock-based compensation in the prior period from the accelerated vesting of certain awards. Total stock-based compensation included in G&A expenses was $2.8 million and $1.6 million for the six months ended June 30, 2026, and June 30, 2025, respectively.

•

Lightbridge’s total R&D expenses amounted to $7.3 million for the six months ended June 30, 2026, compared to $3.3 million for the six months ended June 30, 2025, an increase of $4.0 million. The increase was primarily due to a $2.4 million increase in employee compensation and stock-based compensation, reflecting an increase in new hires, increased employee bonuses, and several new stock-based awards, including performance stock awards; a $0.7 million increase in IT expenses, which include additional computer hardware, software, and operating expenses related to the Company’s high-performance computer; a $0.4 million increase in R&D project development costs related to cladding, critical heat flux testing, safety analysis, and feasibility studies; and a $0.2 million increase in INL project labor costs, as we entered into additional agreement modifications and new PTSs. Total stock-based compensation included in R&D expenses was $1.1 million and $0.4 million for the six months ended June 30, 2026, and 2025, respectively.

•

Total other income was $3.2 million for the six months ended June 30, 2026, compared to $1.0 million for the six months ended June 30, 2025. Other income consisted of interest income earned from treasury bills and our bank savings account, driven by higher average cash balances.

•	Net loss was $12.1 million for the six months ended June 30, 2026, compared to $8.3 million for the six months ended June 30, 2025.

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CONFERENCE CALL & AUDIO WEBCAST

Lightbridge will host a conference call on Thursday, August 6, at 4:00 p.m. ET with the investment community to discuss the Company’s financial results and provide an update on its fuel development activities. The conference call will be led by Seth Grae, Chairman & Chief Executive Officer, with other Lightbridge executives available to answer questions.

To join the call by phone, please register using this link (registration link), and you will receive dial-in details. To avoid delays, we encourage participants to dial in to the conference call 15 minutes before the scheduled start time. The webcast can be accessed at the following link (webcast).

A webcast replay will also be available for a limited time at the following link (webcast replay).

About Lightbridge Corporation

Lightbridge Corporation (NASDAQ: LTBR) is focused on developing advanced nuclear fuel technology essential to delivering abundant, zero-emission, clean energy and providing energy security to the world. The Company is developing Lightbridge Fuel™, a proprietary next-generation nuclear fuel technology for existing light-water and pressurized heavy-water reactors, significantly enhancing reactor safety, economics, and proliferation resistance. The Company is also developing Lightbridge Fuel for new small modular reactors to deliver the same benefits, when combined with load-following with renewables, on a zero-carbon electric grid.

Lightbridge has entered into two long-term framework agreements with Battelle Energy Alliance, LLC, the United States Department of Energy’s operating contractor for Idaho National Laboratory, the United States’ lead nuclear energy research and development laboratory. DOE’s Gateway for Accelerated Innovation in Nuclear program has twice awarded Lightbridge to support the development of Lightbridge Fuel over the past several years. An extensive worldwide patent portfolio backs Lightbridge’s innovative fuel technology. Lightbridge is included in the Russell 2000®, Russell 3000®, and Solactive Global Uranium & Nuclear Components Total Return Indexes. For more information, please visit www.ltbridge.com.

To receive Lightbridge Corporation updates via e-mail, subscribe at https://www.ltbridge.com/investors/news-events/email-alerts

Lightbridge is on YouTube. Subscribe to access past demonstrations, interviews, and other video content at https://www.youtube.com/@lightbridgecorporation

Lightbridge is on X (formerly Twitter). Sign up to follow @LightbridgeCorp at http://twitter.com/lightbridgecorp.

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Forward Looking Statements

With the exception of historical matters, the matters discussed herein are forward-looking statements. These statements are based on current expectations on the date of this news release and involve a number of risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to: Lightbridge’s ability to commercialize its nuclear fuel technology, including risks related to the design and testing of nuclear fuel incorporating its technology and the degree of market adoption of Lightbridge’s product and service offerings; dependence on strategic partners; any adverse changes to Lightbridge’s agreements or relationship with the U.S. government and its national laboratories; Lightbridge’s ability to fund its future operations, including general corporate overhead and outside research and development expenses, and continue as a going concern; the future market and demand for Lightbridge’s fuel for nuclear reactors and its ability to attract customers; Lightbridge’s ability to manage the business effectively in a rapidly evolving market; Lightbridge’s ability to employ and retain qualified employees and consultants that have experience in the nuclear industry; competition and competitive factors in the markets in which Lightbridge competes, including from accident-tolerant fuels; access to and availability of nuclear test reactors and the risks associated with unexpected changes in Lightbridge’s nuclear fuel development timeline; access to and availability of adequate resources and manufacturing capabilities at national laboratories that affect our nuclear fuel development timeline and project costs; Lightbridge’s ability to deploy and operate a dedicated nuclear fuel fabrication facility; the increased costs associated with metallization of Lightbridge’s nuclear fuel; uncertainties related to conducting business in foreign countries; public perception of nuclear energy generally; changes in laws, rules, and regulations governing Lightbridge’s business; changes in the political environment; development and utilization of, and challenges to, Lightbridge’s intellectual property domestically and abroad; the volatility of the trading price of Lightbridge’s securities and the potential for purchasers of its securities to incur substantial losses; and other factors described in Lightbridge’s filings with the Securities and Exchange Commission (the “SEC”). Lightbridge does not assume any obligation to update or revise any such forward-looking statements, whether as a result of new developments or otherwise, except as required by law. Readers are cautioned not to put undue reliance on forward-looking statements.

A further description of risks and uncertainties can be found in Lightbridge’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in its other filings with the SEC, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Statements,” all of which are available athttp://www.sec.gov/andwww.ltbridge.com.

Investor Relations Contact:

Matthew Abenante, IRC

Director of Investor Relations

Tel: +1 (347) 947-2093

ir@ltbridge.com

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025

Current Assets
Cash and cash equivalents	$237,466,174	$201,862,421
Prepaid expenses and other current assets	1,025,865	712,983
Total Current Assets	238,492,039	202,575,404
Other Assets
Prepaid project costs and other long-term assets	2,007,231	1,140,000
Trademarks	127,187	119,391
Total Assets	$240,626,457	$203,834,795

Current Liabilities
Accounts payable and accrued liabilities	$2,046,144	$847,451
Total Current Liabilities	2,046,144	847,451

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 authorized shares, no shares issued and outstanding at June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value, 100,000,000 authorized shares, 37,404,544 shares and 33,407,495 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	37,405	33,407
Additional paid-in capital	434,407,448	386,719,120
Accumulated deficit	(195,864,540)	(183,765,183)
Total Stockholders’ Equity	238,580,313	202,987,344
Total Liabilities and Stockholders’ Equity	$240,626,457	$203,834,795

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue	$—	$—	$—	$—

Operating Expenses
General and administrative	3,710,193	2,502,637	8,044,713	5,982,647
Research and development	3,907,952	1,639,864	7,255,579	3,305,777
Total Operating Expenses	7,618,145	4,142,501	15,300,292	9,288,424

Operating Loss	(7,618,145)	(4,142,501)	(15,300,292)	(9,288,424)

Other Income
Interest income	1,863,627	622,067	3,200,935	996,978
Total Other Income	1,863,627	622,067	3,200,935	996,978

Net Loss Before Income Taxes	(5,754,518)	(3,520,434)	(12,099,357)	(8,291,446)
Income taxes	—	—	—	—
Net Loss	$(5,754,518)	$(3,520,434)	$(12,099,357)	$(8,291,446)

Net Loss Per Common Share
Basic and diluted	$(0.18)	$(0.16)	$(0.38)	$(0.40)

Weighted Average Number of Common Shares Outstanding
Basic and diluted	31,906,688	22,257,221	31,974,899	20,909,752

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LIGHTBRIDGE CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net Loss	$(12,099,357)	$(8,291,446)

Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	3,940,038	2,106,073

Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(462,882)	(226,535)
Prepaid project costs and other long-term assets	(867,231)	37,086
Accounts payable and accrued liabilities	1,192,693	769,792
Net Cash Used in Operating Activities	(8,296,739)	(5,605,030)

Investing Activities
Trademarks	(7,796)	(6,116)
Net Cash Used in Investing Activities	(7,796)	(6,116)

Financing Activities
Proceeds from sale of common stock in public offerings	45,975,049	65,344,153
Issuance costs related to sale of common stock in public offerings	(1,580,932)	(2,221,231)
Net proceeds from the exercise of stock options	10,807	633,375
Payments for taxes related to net share settlement of equity awards	(496,636)	(234,621)
Net Cash Provided by Financing Activities	43,908,288	63,521,676

Net Increase in Cash and Cash Equivalents	35,603,753	57,910,530
Cash and Cash Equivalents, Beginning of Period	201,862,421	39,990,827
Cash and Cash Equivalents, End of Period	$237,466,174	$97,901,357

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